SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 FORM 8-K/A-1

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        March 24, 1998


                        Union Pacific Railroad Company
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                 1-6146                94-6001323
  (State or Other Jurisdiction  (Commission          (I.R.S. Employer
      of Incorporation)         File Number)        Identification No.)


       1416 Dodge Street, Omaha, Nebraska                     68179
   (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code: (402) 271-5000


                                      N/A
          Former Name or Former Address, if Changed Since Last Report

  The Current Report on Form 8-K of Union Pacific Railroad Company dated March 24, 1998, as filed with the Securities and Exchange Commission on March 25, 1998, which contained certain typographical errors, is hereby amended and restated in its entirety for the purpose of correcting such errors.

Item 5.     Other Events.

  Attached as an Exhibit is the Press Release issued by Union Pacific
Railroad Company on March 24, 1998, which is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

       (c)    Exhibits.

              99 Press Release dated March 24, 1998 announcing that Union Pacific Railroad will embargo most southbound traffic destined for the Laredo, TX gateway, effective Saturday, March 28, 1998, to clear the backlog of cars waiting to cross into Mexico.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Union Pacific Railroad Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 1998


                           UNION PACIFIC RAILROAD COMPANY


                           By: /s/ Carl W. von Bernuth
                              ---------------------------------
                                Carl W. von Bernuth
                                Vice President, General Counsel
                                and Secretary

                                 EXHIBIT INDEX

  Exhibit   Description

  99 Press Release dated March 24, 1998 announcing that Union Pacific Railroad will embargo most southbound traffic destined for the Laredo, TX gateway, effective Saturday, March 28, 1998, to clear the backlog of cars waiting to cross into Mexico.

                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE

OMAHA, March 24 -- Union Pacific Railroad today announced it will embargo most southbound traffic destined for the Laredo, TX gateway, effective Saturday, to clear the backlog of cars waiting to cross into Mexico.

  Commodity groups affected by the embargo include grain, chemicals, industrial products and coal. Together, that traffic comprises less than two percent of UP annual revenues.

  Unaffected by the embargo will be finished automobiles and intermodal traffic, including auto parts. Also exempt will be northbound traffic into and through Laredo as well as business moving through other Mexico gateways on the UP. Notice of the embargo will be filed with the Association of American Railroads on Wednesday.

  The current backup of more than 5,500 cars waiting to move south into Mexico has congested UP operations along key corridors in Texas and as far north as Oklahoma and Kansas. About 3,000 Mexico-bound cars on the UP system are considered normal. The embargo will affect about 200 cars per day destined for Laredo on the UP.

  In the past week, UP crossings at Laredo have averaged 265 per day, a steep decline from January's daily average of 375 southbound cars, 335 in February and 305 so far in March.

  UP has been working for weeks with officials of Transportacion Ferroviaria Mexicana (TFM) as well as Kansas City Southern, Texas Mexican and Burlington Northern and Santa Fe railways to address the severe congestion, but the backlog has worsened in the past week. Actions have included sending UP locomotives into Mexico and diverting trains to gateways at Eagle Pass, Texas and Brownsville, Texas. UP has also agreed to handle empty northbound cars from TFM for other railroads via the Brownsville gateway.

  Union Pacific is the largest rail carrier for Mexico border traffic. More than 50 percent of the total Mexico traffic moves through Laredo on the UP. Besides Eagle Pass and Brownsville, other UP gateways are located at El Paso; Nogales, Arizona and Calexico, California. UP has spent $40 million in the 1990's to expand capacity at the Laredo gateway.